EXHIBIT 11




                                       UNION CARBIDE CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER SHARE FOR THE FIVE YEARS ENDED DECEMBER 31, 1994
                                    (In millions of dollars except per share amounts)

                                                           Year Ended December 31,
                                                       1994         1993         1992
Earnings Per Share - Primary
  Income (loss) from continuing operations           $  389       $  165       $  119
  Less:  Preferred stock dividend                        13           13           17
  Net income (loss) from continuing operations
    for primary income calculation                      376          152          102
  Income from discontinued operations                     -            -           67
  Cumulative effect of accounting changes                 -          (97)        (361)
  Net income (loss) - common stockholders            $  376       $   55       $ (192)

  Weighted average number of common
    and common equivalent shares applicable
    to primary earnings per share calculation
      Weighted average number of
        shares outstanding                         149,904,755  147,821,255  129,723,738
      Dilutive effect of stock options               4,270,033    3,549,905    2,625,735
                                                   154,174,788  151,371,160  132,349,473

  Earnings per share - primary
    Income (loss) from continuing operations         $ 2.44       $ 1.00       $ 0.76
    Discontinued operations                               -            -         0.51
    Cumulative effect of accounting changes               -        (0.64)       (2.73)
    Net income (loss) - common stockholders          $ 2.44       $ 0.36       $(1.46)



Earnings Per Share Assuming Full Dilution
  Income (loss) from continuing operations           $  389       $  165       $  119
  Plus:  Interest on convertible debentures
           (net of taxes)                                 -            4           17
  Less:  Additional ESOP contribution resulting
           from assumed conversion of preferred
           stock                                          1            1            7

  Income (loss) from continuing operations
    for fully diluted income calculation                388          168          129
  Income from discontinued operations                     -            -           67
  Cumulative effect of accounting changes                 -          (97)        (361)
  Net income (loss) for fully diluted
    income calculation                               $  388       $   71       $ (165)

  Weighted average number of common
    and common equivalent shares applicable to
    fully diluted earnings per share calculation
      Weighted average number of
        shares outstanding                         149,904,755  147,821,255  129,723,738
      Dilutive effect of stock options               4,439,006    4,244,866    4,038,716
      Shares issuable upon conversion of UCC
        convertible debentures                               -    4,482,931   15,774,784
      Shares issuable upon conversion of UCC
        convertible preferred stock                 16,542,644   16,796,109   14,655,935
                                                   170,886,405  173,345,161  164,193,173

  Per share assuming full dilution
    Income (loss) from continuing operations         $ 2.27       $ 0.97       $ 0.78
    Discontinued operations                               -            -         0.41
    Cumulative effect of accounting changes               -        (0.56)       (2.20)
    Net income (loss)                                $ 2.27       $ 0.41 *     $(1.01)*

                                                    Year Ended December 31,
                                                        1991         1990
Earnings Per Share - Primary
  Income (loss) from continuing operations            $ (116)      $  188
  Less:  Preferred stock dividend                         19            -
  Net income (loss) from continuing operations
    for primary income calculation                      (135)         188
  Income from discontinued operations                    107          120
  Cumulative effect of accounting changes                  -            -
  Net income (loss) - common stockholders             $  (28)      $  308

  Weighted average number of common
    and common equivalent shares applicable
    to primary earnings per share calculation
      Weighted average number of
        shares outstanding                          126,449,140  140,665,386
      Dilutive effect of stock options                  327,068      346,810
                                                    126,776,208  141,012,196

  Earnings per share - primary
    Income (loss) from continuing operations          $(1.06)      $ 1.34
    Discontinued operations                             0.84         0.85
    Cumulative effect of accounting changes                -            -
    Net income (loss) - common stockholders           $(0.22)      $ 2.19



Earnings Per Share Assuming Full Dilution
  Income (loss) from continuing operations            $ (116)      $  188
  Plus:  Interest on convertible debentures
           (net of taxes)                                 17           17
  Less:  Additional ESOP contribution resulting
           from assumed conversion of preferred
           stock                                           4            -

  Income (loss) from continuing operations
    for fully diluted income calculation                (103)         205
  Income from discontinued operations                    107          120
  Cumulative effect of accounting changes                  -            -
  Net income (loss) for fully diluted
    income calculation                                $    4       $  325

  Weighted average number of common
    and common equivalent shares applicable to
    fully diluted earnings per share calculation
      Weighted average number of
        shares outstanding                          126,449,140  140,665,386
      Dilutive effect of stock options                  392,058      346,810
      Shares issuable upon conversion of UCC
        convertible debentures                        9,718,310    9,718,310
      Shares issuable upon conversion of UCC
        convertible preferred stock                  15,116,167    1,905,065
                                                    151,675,675  152,635,571

  Per share assuming full dilution
    Income (loss) from continuing operations          $(0.68)      $ 1.34
    Discontinued operations                             0.71         0.79
    Cumulative effect of accounting changes                -            -
    Net income (loss)                                 $ 0.03*      $ 2.13

*   Fully diluted per share amounts are not presented in the consolidated statements of income where amounts are antidilutive.
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